                                                                  EXHIBIT 10.70

                                    FORM OF
                              FIRST AMENDMENT TO
                             EMPLOYMENT AGREEMENT

  This FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (the "Amendment") is made as of
       , 1997 between Merisel, Inc., a Delaware corporation (the "Company" or "Merisel"), and James E. Illson ("Executive").

                                  BACKGROUND

  WHEREAS, the Company and Executive entered into an Employment Agreement dated as of August 19, 1996 (the "Agreement") pursuant to which the terms and conditions governing the Executive's employment by the Company were set forth; and

  WHEREAS, the Company and Executive desire to modify the terms of the Agreement as set forth herein;

  NOW, THEREFORE, the Company and Executive hereby agree to amend the Agreement as set forth below.

                                   AGREEMENT

  1. Section 5.2(c) of the Agreement is hereby amended to read in its entirety as follows:

    "(c) The Company will recommend to the Company's Option Committee for such Option Committee to cause all remaining unvested options to purchase the Common Stock of the Company vest upon the date of such Covered Termination."

  2. Section 5.5(a) of the Agreement is hereby amended to read in its entirety as follows:

    "5.5 Definitions. (a) A "Sale of the Company" shall have occurred if (i) any person, corporation, partnership, trust, association, enterprise or group shall become the beneficial owner, directly or indirectly, of outstanding capital stock of the Company of directors) of the outstanding capital stock of the Company, or the Company stockholders of the Company transaction do not own, immediately after such transaction, stock of the purchasing or surviving corporation in the transaction (or of the parent corporation of the purchasing or surviving corporation) possessing more than 50% of the voting power (for the election of directors) of the outstanding capital stock of that corporation, which ownership shall be measured without regard to any stock of the purchasing, surviving or parent corporation owned by the stockholders of the Company before the transaction, or (iii) within one year following a transaction in which the holders of the Company's 12.5% Senior Notes due 2004 (the "Senior Notes") exchange all or substantially all of the Senior Notes for Common Stock of the Company, Dwight A. Steffensen is terminated by the Company's Board of Directors as Chief Executive Officer of the Company or the Company breaches its employment agreement with Mr. Steffensen in any material respect. It is expressly understood that, for purposes of this Section 5.5(a), the holders of indebtedness of the Company or its subsidiaries shall not be deemed to constitute a "group" solely by virtue of their roles as debtholders or by exercising their rights with respect thereto."

  3. Section 7.1 of the Agreement is hereby amended to read in its entirety as follows:

    "7.1 Executive agrees that during the Employment Term and, if Executive is entitled to payments pursuant to Section 5.3, during the 180 day period following Executive's receipt of payment under Section 5.3(a), Executive will not directly or indirectly (a) own or control any debt, equity, or other interest in (except as a passive investor of less that 5% of the capital stock or publicly traded notes or debentures of a publicly held company); or (b) act as director, officer, manager, employee, participant or consultant to; or (c) be obligated to or connected in any advisory business enterprise or ownership capacity with, any of Tech Data Corp., Ingram Micro, Inc., Computer 2000 AG (C2000), Arrow Electronics, Inc., Intelligent Electronics, Inc., MicroAge, Inc., Inacom Corp., Compucom, Entex Information Services, Inc., SYNNEX Technologies, Inc., ComputerLand Corporation or Vanstar Corp. or with any subsidiary, division or successor of any of them or with any entity that acquires, whether by acquisition, merger or otherwise, any significant amount of the assets or substantial part of any of the business of any of them or any other wholesale distributor of micro computer products or otherwise engage or participate in any business that is in competition in any manner whatsoever with the business of the Company."

  IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this First Amendment to Employment Agreement, as of the day and year first written above.

MERISEL, INC.                             JAMES E. ILLSON

By: _________________________________     -------------------------------------

Its: ________________________________